SECTION 906 CERTIFICATION




       Pursuant to 18 U.S.C. ss.1350, the undersigned officer of Eastern Point Advisors Funds Trust (the "Company"), hereby certifies, to the best of his or her knowledge, that the Company's Report on Form N-CSR for the period ended September 30, 2004 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:          December 16, 2004



Name:           /s/ Timothy B. Murphy
                ---------------------------
                Timothy B. Murphy
Title:          Treasurer and Trustee


       This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.